EXHIBIT 2.1.6

                                    * * * * *

                            STOCK EXCHANGE AGREEMENT

                                  BY AND AMONG

                           Sales Lead Management Inc.

                          The Security Holders of Sales
                              Lead Management Inc.

                                       and

                            Southwest Mortgage Corp.

                                    * * * * *

                                  May ___, 2004

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                            STOCK EXCHANGE AGREEMENT

      This Stock Exchange Agreement, dated as of May ____, 2004 (this "Agreement"), is made and entered into by and among Sales Lead Management Inc., a New York corporation ("SLM"), the stockholders, warrant holders, option holders and convertible debt holders of SLM identified on the signature page hereof (collectively, the "Stockholders" and individually a "Stockholder"), and Southwest Mortgage Corp., a Delaware corporation (the "Company").

      WHEREAS, the respective governing bodies of SLM and the Company have adopted resolutions approving and adopting the proposed stock exchange (the "Exchange") upon the terms and conditions hereinafter set forth in this Agreement;

      WHEREAS, certain of the Stockholders hold an aggregate of 4,059,500 shares of SLM's capital stock (the "SLM Shares"), which represent all of the issued and outstanding shares of capital stock of SLM, and the Stockholders desire to participate in the Exchange;

      WHEREAS, SLM will enter into this Agreement for the purpose of evidencing its consent to the consummation of the Exchange and for the purpose of making certain representations, warranties, covenants and agreements; and

      WHEREAS, Paul Interrante ("Interrante"), the sole officer and director of the Company, has agreed to be a party to this Agreement solely as to Articles 4 and 6 hereof.

      NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE 1
                                  THE EXCHANGE

      1.1 THE EXCHANGE. Upon the terms and subject to the conditions hereof, at the Closing (as hereinafter defined) those applicable Stockholders will sell, convey, assign, transfer and deliver to the Company stock certificates representing the SLM Shares, and the Company will issue to said Stockholders, in exchange for the SLM Shares, stock certificates representing 4,059,500 shares (the "Company Shares") of its common capital stock, par value $.0001 per share (the "Company Common Stock").

      All outstanding options, warrants and convertible securities of SLM as of the Closing shall be automatically converted into the right to receive the identical number of shares of the Company's common stock upon satisfaction by the holders of the established exercise conditions set forth therein.

      1.2 CLOSING. The closing of the Exchange (the "Closing") shall take place on the execution date of this Agreement. Such date is herein referred to as the "Closing Date."

                                    ARTICLE 2
                      REPRESENTATIONS AND WARRANTIES OF SLM

      SLM hereby represents and warrants to the Company as follows:

      2.1 ORGANIZATION. SLM has been duly incorporated, is validly existing as a New York corporation and is in good standing under the laws of its jurisdiction of organization, and has the requisite power to carry on its business as now conducted.

      2.2 CAPITALIZATION. The authorized capital stock of SLM consists of ten million shares of common stock, $.0001 par value, of which 4,059,500 shares are issued and outstanding, and one million shares of blank check preferred stock, of which none are presently issued and outstanding. All of the issued

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and outstanding shares of capital stock are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. Except as set forth in
SCHEDULE 2.2, there are no outstanding or authorized options, rights, warrants, calls, convertible securities, rights to subscribe, conversion rights or other agreements or commitments to which SLM is a party or which are binding upon SLM providing for the issuance or transfer by SLM of additional shares of its capital stock and SLM has not reserved any shares of its capital stock for issuance, nor are there any outstanding stock option rights, phantom equity or similar rights, contracts, arrangements or commitments. There are no voting trusts or any other agreements or understandings with respect to the voting of SLM's capital stock.

      Notwithstanding anything contained herein to the contrary, the parties hereto acknowledge that SLM is in the process of effecting a private placement of up to 1million shares of its common stock pursuant to Regulation D promulgated under the Securities Act of 1933 (the "Private Placement"). The parties further acknowledge that 507,500 shares of common stock of SLM issued in connection with the Private Placement are included in the total number of issued and outstanding shares of SLM common stock as set forth in this Section 2.2 and that subscriptions for the balance of the shares issuable in connection with the private placement have not yet been accepted by SLM, but may be shortly after the closing of the transactions contemplated herein, which additional subscriptions, if consummated, would immediately result in additional dilution to the current holders of the Company's common stock.

      2.3 CERTAIN CORPORATE MATTERS. SLM is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties, the employment of its personnel or the conduct of its business requires it to be so qualified, except where such failure would not have a material adverse effect on SLM's financial condition, results of operations or business. SLM has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it.

      2.4 AUTHORITY RELATIVE TO THIS AGREEMENT. SLM has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by SLM and the consummation by SLM of the transactions contemplated hereby have been duly authorized by its Board of Directors and the Stockholders and no other actions on the part of SLM are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by SLM and constitutes a valid and binding agreement of SLM, enforceable against SLM in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

      2.5 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for requirements of applicable law, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by SLM of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by SLM nor the consummation by SLM of the transactions contemplated hereby, nor compliance by SLM with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the organizational documents of SLM, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which SLM is a party or by which it or its properties or assets may be bound or
(c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to SLM, or any of its properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to SLM taken as a whole.

      2.6 DISCLOSURE. The representations and warranties and statements of fact made by SLM in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

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                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES
                               OF THE STOCKHOLDERS

      The Stockholders hereby severally represent and warrant, as to themselves and their respective ownership in the SLM Shares, as follows:

      3.1 OWNERSHIP OF THE SLM SHARES. The Stockholders own, beneficially and of record, good and marketable title to the SLM Shares, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or stockholders' agreements. At the Closing, the Stockholders will convey to the Company good and marketable title to the SLM Shares, free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options, stockholders' agreements or restrictions.

      3.2 AUTHORITY RELATIVE TO THIS AGREEMENT. The execution, delivery and performance of this Agreement by the Stockholders and the consummation by the Stockholders of the transactions contemplated hereby have been duly authorized by the Stockholders, and no other actions on the part of the Stockholders are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholders and constitutes a valid and binding agreement of the Stockholders, enforceable against the Stockholders in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

      3.3 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for requirements of applicable laws, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by the Stockholders of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by the Stockholders nor the consummation by the Stockholders of the transactions contemplated hereby, nor compliance by the Stockholders with any of the provisions hereof, will (a) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which the Stockholders are a party or by which the Stockholders or their properties may be bound or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Stockholders, except in the case of clauses (a) and (b) for violations, breaches or defaults which are not in the aggregate material to the Stockholders.

      3.4 DISCLOSURE OF INFORMATION. The Stockholders acknowledge that they have been furnished such information regarding the management, financial condition, results of operations and business of the Company necessary to make an informed decision regarding the Exchange.

      3.5 INVESTMENT EXPERIENCE. The Stockholders acknowledge that they are able to fend for themselves, can bear the economic risk of its investment in the Company Shares, and have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the Company Shares. The Stockholders are acquiring the Company Shares for their own account, for investment purposes only and not with a view to further distribution thereof.

      3.6 RESTRICTED SECURITIES. The Stockholders acknowledge that the Company Shares will not be registered pursuant to the Securities Act of 1933, as amended (the "Securities Act") or any applicable state securities laws, that the Company Shares will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the Company Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption there from. In this regard, the Stockholder is familiar with Rule 144 promulgated under Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Stop transfer instructions may be issued to the transfer agent (or a notation may be made in the appropriate records of the Company) in connection with the Company Shares.

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      3.7 LEGEND. The Stockholders acknowledge that the certificates representing the Company Shares shall each conspicuously set forth on the face or back thereof a legend in substantially the following form:

      THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                                    ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES OF
                           THE COMPANY AND INTERRANTE

      The Company and Interrante hereby jointly and severally represent and warrant to SLM and the Stockholders as follows:

      4.1 ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has the requisite corporate power to carry on its business as now conducted.

      4.2 CAPITALIZATION. The Company's authorized capital stock consists of 40,000,000 shares of Company Common Stock, of which 10,500,220 shares, not adjusted to reflect either the reverse stock split or cancellation of shares to be effected contemporaneously with the exchange transaction contemplated herein, are issued and outstanding and 10,000,000 shares of preferred stock, par value $.0001 per share, of which none are presently issued and outstanding. All issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. When issued, the Company Shares will be duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights, there are no outstanding or authorized options, rights, warrants, calls, convertible securities, rights to subscribe, conversion rights or other agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance by the Company or transfer by the Company of additional shares of the Company's capital stock and the Company has not reserved any shares of its capital stock for issuance, nor are there any outstanding stock option rights, phantom equity or similar rights, contracts, arrangements or commitments. There are no voting trusts or any other agreements or understandings with respect to the voting of the Company's capital stock. The Company does not own any securities of any other person or entity.

      4.3 CERTAIN CORPORATE MATTERS. The Company is duly licensed or qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the character of the Company's properties or nature of the Company's business requires it to be so licensed or qualified other than such jurisdictions in which the failure to be so licensed or qualified does not, or insofar as can reasonably be foreseen, in the future will not, have a material adverse effect on its financial condition, results of operations or business. The Company has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged or in which it proposes presently to engage and to own and use the properties owned and used by it. The Company has delivered to SLM true, accurate and complete copies of its Certificate of Incorporation and Bylaws, which reflect all restatements of and amendments made thereto at any time prior to the date of this Agreement. The records of meetings of the stockholders and Board of Directors of the Company are complete and correct in all material respects as of the date hereof. The stock records of the Company and the stockholder lists of the Company are complete and correct in all material respects and accurately reflect the record ownership and the beneficial ownership of all the outstanding shares of the Company's capital stock and any other outstanding securities issued by the Company as of the date hereof. The Company is not in default under or in violation of any provision of its Certificate of Incorporation or Bylaws in any material respect. The Company is not in any

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material default or in violation of any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability by which it is bound or to which any of its assets is subject.

      4.4 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has the requisite corporate power and authority to enter into this Agreement and carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company and no other actions on the part of the Company are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

      4.5 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for applicable requirements of federal securities laws and state securities or blue-sky laws, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the charter or Bylaws of Company, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which the Company is a party or by which it or any of its properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, or any of its properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to the Company taken as a whole.

      4.6 FINANCIAL STATEMENTS. The Company has delivered to SLM audited financial statements for the periods ended December 31, 2003 and December 31, 2002, respectively (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and present fairly and accurately the financial condition of the Company as of such dates and the results of its operations and changes in cash flows for such periods.

      4.7 EVENTS SUBSEQUENT TO FINANCIAL STATEMENTS. Since December 31, 2003, there has not been:

      (a) Any sale, lease, transfer, license or assignment of any assets, tangible or intangible, of the Company;

      (b) Any damage, destruction or property loss, whether or not covered by insurance, affecting adversely the properties or business of the Company;

      (c) Any declaration or setting aside or payment of any dividend or distribution with respect to the shares of capital stock of the Company or any redemption, purchase or other acquisition of any such shares;

      (d) Any subjection to any lien, encumbrance, pledge or security interest on any of the assets, tangible or intangible, of the Company;

      (e) Any incurrence of indebtedness or liability or assumption of obligations of another party by the Company;

      (f) Any waiver or release by the Company of any right of any material value;

      (g) Any compensation or benefits paid to officers or directors of the Company;

      (h) Any change made or authorized in the Certificate of Incorporation or Bylaws of the Company; or

      (i) Any loan to or other transaction with any officer, director or stockholder of the Company giving rise to any claim or right of the Company against any such person or of such person against the Company.

      4.8 UNDISCLOSED LIABILITIES. Except as otherwise disclosed under this Agreement and as reflected on the Financial Statements, the Company has no liability or obligation whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise.

      4.9 TAX MATTERS.

      (a) The Company has duly filed all material federal, state, local and foreign tax returns required to be filed by or with respect to it with the Internal Revenue Service or other applicable taxing authority, and no extensions with respect to such tax returns have been requested or granted;

      (b) The Company has paid, or adequately reserved against in the Financial Statements, all material taxes due, or claimed by any taxing authority to be due, from or with respect to it;

      (c) To the best knowledge of the Company, there has been no material issue raised or material adjustment proposed (and none is pending) by the Internal Revenue Service or any other taxing authority in connection with any of the tax returns;

      (d) No waiver or extension of any statute of limitations as to any material federal, state, local or foreign tax matter has been given by or requested from the Company; and

      (e) The Company has not filed a consent under Section 341 (f) of the Internal Revenue Code of 1986, as amended.

      For the purposes of this SECTION 4.9, a tax is due (and must therefore either be paid or adequately reserved against in the Financial Statements) only on the last date payment of such tax can be made without interest or penalties, whether such payment is due in respect of estimated taxes, withholding taxes, required tax credits or any other tax.

      4.10 REAL PROPERTY. The Company does not own or lease any real property.

      4.11 BOOKS AND RECORDS. The books and records of the Company fairly and accurately reflect the transactions to which the Company is a party or by which its properties are bound.

      4.12 QUESTIONABLE PAYMENTS. Neither the Company nor any employee, agent or representative of it has, directly or indirectly, made any bribes, kickbacks, illegal payments or illegal political contributions using Company funds or made any payments from the Company's funds to governmental officials for improper purposes or made any illegal payments from the Company's funds to obtain or retain business.

      4.13 ENVIRONMENTAL MATTERS.

      (a) DEFINITIONS. For the purpose of this Agreement, the following terms shall have the meaning herein specified:

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            (i) "Governmental Authority" shall mean the United States, each state, each county, each city and each other political subdivision in which the Company's business is located, and any court, political subdivision, agency or instrumentality with jurisdiction over the Company's business.

            (ii) "Environmental Laws" shall mean (A) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.A. 9601 et seq. ("CERCLA"), (B) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendment of 1984, 42 U.S.C.A. 6901 et seq. ("RCRA"), (C) the Clean Air Act, 42 U.S.C.A. 7401 et seq., (D) the Federal Water Pollution Control Act, as amended, 33 U.S.C.A. 1251 et seq., (E) the Toxic Substances Control Act, 15 U.S.C.A. 2601 et seq., (F) all applicable state laws, and (G) all other laws and ordinances relating to municipal waste, solid waste, air pollution, water pollution and/or the handling, discharge, disposal or recovery of on-site or off-site hazardous substances or materials, as each of the foregoing has been or may hereafter be amended from time to time.

            (iii) "Hazardous Materials" shall mean, among others, (A) any "hazardous waste" as defined by RCRA, and regulations promulgated thereunder; (B) any "hazardous substance" as defined by CERCLA, and regulations promulgated thereunder; (C) any "toxic pollutant" as defined in the Federal Water Pollution Prevention and Control Act, as amended, 33 U.S.C. 1251 et seq., (commonly known as "CWA" for "Clean Water Act"), and any regulations thereunder; (D) any "hazardous air pollutant" as defined in the Air Pollution Prevention and Control Act, as amended, 42 U.S.C. 7401 et seq. (commonly known as "CAA" for "Clean Air Act") and any regulations thereunder; (E) asbestos; (F) polychlorinated biphenyls; (G) any substance the presence of which on the Business Location (as hereinafter defined) is prohibited by any Environmental Laws; and (H) any other substance which is regulated by any Environmental Laws.

            (iv) "Hazardous Materials Contamination" shall mean the presence of Hazardous Materials in the soil, groundwater, air or any other media regulated by the Environmental Laws on, under or around the Company's facilities at levels or concentration which trigger any requirement under the Environmental Laws to remove, remediate, mitigate, abate or otherwise reduce the level or concentration of the Hazardous Materials. The term "Hazardous Materials Contamination" does not include the presence of Hazardous Materials in process tanks, lines, storage or reactor vessels, delivery trucks or any other equipment or containers, which Hazardous Materials are used in the manufacture, processing, distribution, use, storage, sale, handling, transportation, recycling, reuse or disposal of the products that were manufactured and/or distributed by the Company.

      (b) REPRESENTATIONS AND WARRANTIES. Based on the foregoing, the Company and Interrante represent and warrant that:

            (i) To the best knowledge of the Company and Interrante, there has been no material failure by the Company to comply with all applicable requirements of Environmental Laws relating to the Company, the Company's operations, and the Company's manufacture, processing, distribution, use, treatment, generation, recycling, reuses, sale, storage, handling, transportation or disposal of any Hazardous Material and the Company is not aware of any facts or circumstances which could materially impair such compliance with all applicable Environmental Laws.

            (ii) The Company has not received notice from any Governmental Authority or any other person of any actual or alleged violation of any Environmental Laws, nor is any such notice anticipated.

            (iii) To the best knowledge of the Company and Interrante, Environmental Laws do not require that any permits, licenses or similar authorizations to construct, occupy or operate any equipment or facilities used in the conduct of the Company's business.

            (iv) No Hazardous Materials are now located at the Business Location, and, to the best knowledge of the Company and Interrante, the Company has not ever caused or permitted any Hazardous Materials to be generated, placed, stored, held, handled, located or used at the Business Location, except those which may lawfully be used, transported, stored, held, handled, generated or placed at the Business Location in the conduct of the Company's business.

            (v) The Company has not received any notices, whether from a Governmental Authority or some other third party, that Hazardous Material Contamination exists at the Business Location or at any other location utilized by the Company in the conduct of its business nor is the Company aware of any circumstances that would give rise to an allegation of such contamination.

            (vi) To the best knowledge of the Company and Interrante, no investigation, administrative order, consent order or agreement, litigation or settlement with respect to Hazardous Materials or Hazardous Materials Contamination is proposed, threatened, anticipated, pending or otherwise in existence with respect to the Business Location or with respect to any other site controlled or utilized by the Company in the operation of its business. To the best knowledge of the Company and Interrante, the Business Location is not currently on, and has never been on, any federal or state "Superfund" or "Superlien" list.

      4.14 INTELLECTUAL PROPERTY. The Company does not own or use any trademarks, trade names, service marks, patents, copyrights or any applications with respect thereto. The Company has no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of the Company infringes upon or involves, or has resulted in the infringement of, any trademarks, trade-names, service marks, patents, copyrights or other proprietary rights of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened.

      4.15 INSURANCE. The Company has no insurance policies in effect.

      4.16 CONTRACTS. Except as set forth on SCHEDULE 4.16, the Company has no material contracts, leases, arrangements and commitments (whether oral or written). The Company is not a party to or bound by or affected by any contract, lease, arrangement or commitment (whether oral or written) relating to: (a) the employment of any person; (b) collective bargaining with, or any representation of any employees by, any labor union or association; (c) the acquisition of services, supplies, equipment or other personal property; (d) the purchase or sale of real property; (e) distribution, agency or construction; (f) lease of real or personal property as lessor or lessee or sublessor or sublessee; (g) lending or advancing of funds; (h) borrowing of funds or receipt of credit; (i) incurring any obligation or liability; or (j) the sale of personal property.

      4.17 LITIGATION. The Company is not subject to any judgment or order of any court or quasijudicial or administrative agency of any jurisdiction, domestic or foreign, nor is there any charge, complaint, lawsuit or governmental investigation pending against the Company. The Company is not a plaintiff in any action, domestic or foreign, judicial or administrative. There are no existing actions, suits, proceedings or investigations of the Company, and the Company knows of no basis for such actions, suits, proceedings or investigations. There are no unsatisfied judgments, orders, decrees or stipulations affecting the Company or to which the Company is a party.

      4.18 EMPLOYEES. Except for Interrante, the Company's sole officer and director, the Company does not have any employees. The Company does not owe any compensation of any kind, deferred or otherwise, to any current or previous employees. The Company has no written or oral employment agreements with any officer or director of the Company. The Company is not a party to or bound by any collective bargaining agreement. There are no loans or other obligations payable or owing by the Company to any stockholder, officer, director or employee of the Company, nor are there any loans or debts payable or owing by any of such persons to the Company or any guarantees by the Company of any loan or obligation of any nature to which any such person is a party.

      4.19 EMPLOYEE BENEFIT PLANS. The Company has no (a) non-qualified deferred or incentive compensation or retirement plans or arrangements, (b) qualified retirement plans or arrangements, (c) other employee compensation, severance or termination pay or welfare benefit plans, programs or arrangements or (d) any related trusts, insurance contracts or other funding arrangements maintained, established or contributed to by the Company.

      4.20 LEGAL COMPLIANCE. To the best knowledge of the Company and Interrante, no claim has been filed against the Company alleging a violation of any applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof. The Company holds all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for the conduct of its business as presently conducted.

      4.21 BROKER'S FEES. Neither the Company, nor anyone on its behalf has any liability to any broker, finder, investment banker or agent, or has agreed to pay any brokerage fees, finder's fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or agent in connection with this Agreement.

      4.22 DISCLOSURE. The representations and warranties and statements of fact made by the Company in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

                                    ARTICLE 5
                              CONDITIONS TO CLOSING

      5.1 DOCUMENTS TO BE DELIVERED BY THE COMPANY. At the Closing, the Company shall have delivered or caused to be delivered to SLM and the Stockholders the following:

            (i) resolutions duly adopted by the Board of Directors of the Company authorizing and approving the Exchange, the filing of a Certificate of Amendment to the Company's Certificate of Incorporation to change the Company's name to SLM Holdings, Inc. and the execution, delivery and performance of this Agreement;

            (ii) a certificate, duly executed by the Company's President, Interrante, in his individual capacity, stating that the representations and warranties set forth in Article 4 hereof are true and correct as of the Closing and that there has been no matter of adverse change in the Company's business operations or financial condition as of the period between the execution date of this Agreement and the Closing, if the Closing should occur on a date subsequent to the date of this Agreement.

            (iii) a certificate of good standing for the Company from the Secretary of State of the State of Delaware, dated not earlier than five days prior to the Closing Date;

            (iv) evidence of completion of a one for .6093 reverse stock split of the Company's Common Stock;

            (v) the written resignation of Paul Interrante from his positions of officer and director of the Company;

            (vi) to the extent practicable, certificates representing the Company Shares to be delivered pursuant to this Agreement bearing the names of the Stockholders or confirmation, in affidavit form, from the Company's transfer agent that such ownership is duly noted in book-entry form on the Company's stock transfer records; and

            (vii) such other documents as SLM may reasonably request in connection with the transactions contemplated hereby.

      5.2 DOCUMENTS TO BE DELIVERED BY SLM AND THE STOCKHOLDERS. On the Closing Date, SLM and the Stockholders, as applicable, shall have delivered to the Company the following:

            (i) certificate(s) representing the SLM Shares to be delivered pursuant to this Agreement duly endorsed or accompanied by duly executed stock powers; and

            (ii) such other documents as the Company may reasonably request in connection with the transactions contemplated hereby.

                                    ARTICLE 6
                                 INDEMNIFICATION

      6.1 The parties hereto shall indemnify each other and their respective affiliates from, and defend and hold each other and their affiliates harmless from and against, any losses suffered, incurred or sustained by them or any of their affiliates resulting from, arising out of or relating to any inaccuracy, untruthfulness or breach of any representation, covenant, or warranty made by a party hereto under this Agreement. The parties hereto shall indemnify each other and their affiliates from any costs and expenses incurred in connection with the enforcement of this Article 6.

                                    ARTICLE 7
                               GENERAL PROVISIONS

      7.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed by registered or certified mail (postage prepaid and return receipt requested) to the party to whom the same is so delivered, sent or mailed at addresses set forth on the signature page hereof (or at such other address for a party as shall be specified by like notice), except all notices required to be delivered to the Stockholders shall be "care of" SLM.

      7.1 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

      7.2 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

      7.3 FURTHER ASSURANCES. Each party hereto agrees to perform any further acts and to execute and deliver any further documents which may be reasonably necessary to carry out the provisions of this Agreement.

      7.4 MISCELLANEOUS. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any other person any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise, except as may be mutually agreed upon by the parties hereto.

      7.5 SEPARATE COUNSEL. Each party hereby expressly acknowledges that it has been advised and urged to seek its own separate legal counsel for advice with respect to this Agreement.

      7.6 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

      7.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement.

      7.8 AMENDMENT. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all parties hereto.

      7.9 PARTIES IN INTEREST: NO THIRD PARTY BENEFICIARIES. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. This Agreement shall not be deemed to confer upon any person not a party hereto any rights or remedies hereunder.

      7.10 WAIVER. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

      7.11 EXPENSES. The parties hereto shall pay all of their respective expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SOUTHWEST MORTGAGE CORP.

By:
   -----------------------
      Paul Interrante
      President

c/o George L. Diamond, Esq.
Jackson Walker, L.L.P.
901 Main Street, Suite 6000
Dallas, Texas 75202

SALES LEAD MANAGEMENT INC.

By:
   -----------------------
      Peter L. Cohen
      President

145 Pine Lawn Road, LL100
Melville, New York  11747

with copy to:

Adam Silvers, Esq.
Ruskin, Moscou, Faltischek, P.C.
East Tower, 15th Floor
190 EAB Plaza
Uniondale, New York 11556

Executed for purposes of Articles 4 and 6 only.

-----------------------
Paul Interrante
c/o George L. Diamond, Esq.
Jackson Walker, L.L.P.
901 Main Street, Suite 6000
Dallas, Texas 75202

                          COUNTERPART SIGNATURE PAGE OF
                    STOCKHOLDERS TO STOCK EXCHANGE AGREEMENT

--------------------------

By:
   --------------------------
Name:
     --------------------------
                                  SCHEDULE 4.16

      Agreement dated January 2, 2003 between Southwest Mortgage Corp. and Securities Transfer Corporation.